UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 23, 2015

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On April 23, 2015, Maxwell Technologies, Inc. (“Maxwell” or “we”) entered into a sales agreement (“Sales Agreement”) with Cowen and Company, LLC (“Cowen”) pursuant to which we may sell, at our option, up to an aggregate of $10.0 million in shares of our common stock through Cowen, as sales agent in an at-the-market equity offering.
Sales of the common stock made pursuant to the Sales Agreement, if any, will be made under our previously filed and currently effective Registration Statement on Form S-3 (File No. 333-196495) by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made by means of ordinary brokers’ transactions on The NASDAQ Global Select Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Cowen will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose).
We will pay Cowen a commission equal to 3.0% of the gross proceeds from the sale of shares of our common stock under the Sales Agreement, if any. We have also agreed to reimburse Cowen for certain expenses incurred in connection with entering into the Sales Agreement and have provided Cowen with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by us or Cowen. Either party may terminate the agreement in its sole discretion at any time upon written notice to the other party.
The Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The representations and warranties contained in the Sales Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about us.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
10.1	Sales Agreement between Maxwell Technologies, Inc. and Cowen and Company, LLC dated April 23, 2015
23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Name:	Kevin S. Royal
Title:	Chief Financial Officer
Date: April 23, 2015